WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT, dated as of  October 14, 2011 (this “Agreement”) is entered into by and among Patient Safety Technologies, Inc., a Delaware corporation (“Company”), and the other persons whose names appear on the signature pages attached hereto (each an “Investor”, and collectively, the “Investors”).

RECITALS

1.           Each of the Investors is a holder of one or more warrants (the “Warrants”) to purchase shares of Common Stock of the Company (the “Common Stock”).

2.           The Company and the Investor wish to exchange the Warrants for new warrants (the “New Warrants”), having the same exercise price at $0.75 per share and higher number of shares subject to the New Warrants (the “Warrant Shares”), while eliminating a certain price-based “anti-dilution” provision in such Warrants, in substantially the form of Exhibit A hereto.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Subscription.  Subject to the terms and conditions hereof the Company and each Investor, severally and not jointly, agree as follows:

(a)           Warrant Exchange.  .  The Investor hereby exchanges all of the Warrants held by the Investor described under the caption “Investor Warrants” on the applicable signature page attached hereto for the New Warrants described under the caption “New Warrants” on such signature page.  Every Warrant exchange for New Warrants is hereby irrevocably cancelled and no consideration, other than the New Warrants, is to be provided for such exchange.  Investor has not heretofore exercised or attempted to exercise any of the Warrants.

(b)           Delivery.  The New Warrants shall be issued in exchange for Warrants at one or more closings (each, a “Closing”) to be held at such place and time as Company and the Investors participating in such Closing may determine (the “Closing Date”).  At each such Closing, Company shall issue to each of the Investors participating in such Closing a new certificate representing the number of New Warrants subscribed for by such Investor, against such Investor’s tender of all Warrants held by such Investor (or, if such Warrants cannot be located by the Investor, such Investor shall tender a Lost Instrument Affidavit in a form provided by the Company).

(c)           Termination of Obligations under Warrants; Consent.  Each Investor understands and agrees that all obligations of the Company pursuant such Investor’s Warrants shall terminate and shall be without any further force of effect upon the applicable Closing.  Such obligations of the Company terminated, cancelled and released upon the Closing include, without limitation, (i) any and all obligations to issue shares of Common Stock upon exercise or conversion of such Warrants, and (ii) any claims, obligations or other liabilities of the Company which may have accrued or which may in the future have accrued, pursuant to such Warrants, including claims that the Company should have adjusted the number of shares issuable under the Warrants under the anti-dilution feature that is being eliminated pursuant to this Agreement.  The Investor consents to the transaction contemplated hereby under all agreements it may have with the Company, and waives any notice, anti-dilution or consent rights under the Warrants and the agreements under which they were issued that would otherwise obtain in connection with the transaction contemplated hereby.

(d)        Lost Warrants.  In the event that any Investor is unable to locate or retrieve any Warrant and tender such Warrant at the Closing, such Investor shall execute and deliver a Lost Instrument Affidavit in a form provided by the Company certifying that such Warrant cannot be located and indemnifying the Company a against any claim or loss arising out of failure to tender such Warrant.

(e)        Company’s Right to Reject Subscriptions and/or Terminate Offering.  Notwithstanding anything in this agreement or in any document or instrument delivered pursuant hereto, the Company shall have the right in it sole discretion, upon notice to each applicable Investor, at any time prior to the applicable Closing, to: (i) reject such Investor’s subscription in whole or in part, and (ii) to terminate the offering of New Warrants effected pursuant hereto.

            2.      Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to Company upon the acquisition of the New Warrants, as follows (with all such representations with respect to the New Warrants applying equally to the Warrant Shares):

(a)           Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Each of this Agreement executed by such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Investor.

(b)           No Transfer or Assignment of Securities or Claims.  Such Investor has not sold, assigned, transferred or exercised any of the Warrants issued to Investor, and has not transferred or assigned any claim, right or interest associated therewith.

(c)           Investment Intent; Capacity to Protect Conversion Shares.  The Investor is acquiring the New Warrants solely for its own account for investment and not with a view to or for sale in connection with any distribution of the New Warrants or any portion thereof, and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the New Warrants or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act.  The Investor also represents that the entire legal and beneficial interest of the New Warrants are being acquired, and will be held, for the Investor’s account only, and neither in whole or in part for any other person.

(d)           Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 under the Act.

(e)           Information Concerning Company.  The Investor has heretofore discussed the Company’s plans, operations and financial condition with the Company’s and the Company’s officers and has heretofore received all such information as the Investor has deemed necessary and appropriate to enable the Investor to evaluate the financial risk inherent in making an investment in the New Warrants, and the Investor has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(f)           Economic Risk. The Investor realizes that the purchase of the New Warrants will be a highly speculative investment and involves a high degree of risk, and the Investor is able, without impairing the Investor’s financial condition, to hold the New Warrants for an indefinite period of time and to suffer a complete loss on its investment.

(g)           Risk Factor Disclosure; No –Anti-Dilution.  Investor has reviewed all the Company’s public filings and reports with the SEC since January 1, 2010, including the risk factor disclosure contained therein, describing some of the risks associated with an investment in the securities of the Company and the risks associated with the Company’s business.  The Investor has bargained for the higher number of shares, in the New Warrants and believes that such higher number of shares is sufficient consideration to the Investor, and a net benefit to the Investor, in order to eliminate the “anti-dilution” feature in the Warrants, and also understands that the Company believes such change is a net benefit to it.  The Investor understands that without such anti-dilution feature, the Investor would suffer dilution in the event the Company issued securities below a certain price.

(h)           Advice of Counsel and Tax Advisors.  The Investor has obtained, or has had the opportunity to obtain, the advice of independent legal and tax counsel with respect to this Agreement and all legal and tax matters relating hereto or arising in connection herewith.

(i)           Restricted Securities.  The Investor understands and acknowledges that:

(i)           The New Warrants and Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Investors’ investment intent as expressed herein; and

(ii)           The New Warrants and Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from such registration is otherwise available.  The Investor further acknowledges and understands that the Company is under no obligation to register the New Warrants or Warrant Shares.  In addition, the Investor understands that any certificate or certificates evidencing the New Warrants and Warrant Shares will be imprinted with a legend which prohibits the transfer of the New Warrants and Warrant Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

4.      Miscellaneous.

(a)           Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of both Company and the specific Investor to whom it relates.

(b)           Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c)           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)           Successors and Assigns. The rights and obligations of Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)           Assignment by Company. The Investor may not assign its rights or obligations hereunder, by operation of law or otherwise, in whole or in part, without the prior written consent of the Company.  The Company may free assign its rights and obligations hereunder, including by operation of law (including a merger), so long as doing so does not violate the express terms of the New Warrants.

(f)           Entire Agreement. This Agreement constitutes and contains the entire agreement among Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g)           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person

(h)           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:  (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Investor signature page attached hereto, or at such other address as such Investor shall have furnished Company in writing, or (ii) if to Company, at Patient Safety Technologies, 2 Venture Plaza, Suite 350; Irvine, CA 92618, Attention:  President, Facsimile: (949) 387-8499, or at such other address or facsimile number as Company shall have furnished to the Investors in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

(i)           Expenses. Each party shall be responsible for its own fees and expenses, incurred in connection with the preparation, execution and delivery of this Agreement and the other documents related hereto.

(j)           Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(k)           Separability of Agreements; Severability of this Agreement. Company’s agreement with each of the Investors is a separate agreement and the sale of New Warrants to each of the Investors is a separate sale.  Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors.  Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Patient Safety Technologies, Inc.
a Delaware corporation

By:
Signature
Name: David C. Dreyer
Title: Chief Financial Officer

[PURCHASER SIGNATURE PAGES TO WARRANT EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:	Charles Kalina III

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:	David C. Dreyer

Title of Authorized Signatory:	Chief Financial Officer, Patient Safety Technologies, Inc.

SSC No. or EIN for Investor:

Email Address of Investor:

Facsimile Number of Investor:

Address for Notice of Investor:

Address for Delivery of Securities for Investor

(if not same as address for notice):

Investor Warrants Exchanged and Canceled for New Warrants

Date	No. of Shares	Strike Price
10-14-2011	381,847	$.0.75

New Warrants Issued in Exchange for Investor Warrants Above
Date	No. of Shares	Strike Price
10-14-2011	420,032	$0.75

Exhibit A
FORM OF NEW WARRANT